SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TWOADAY OIL INC
(Name of small business issuer in its charter)

Nevada	1081
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________

4828 Park Glen Rd	Public Company Advisory Service
Minneapolis, MN	18124 Wedge Pkwy, Ste 1050
(800-711-0442)	Reno, Nevada 89511
(775)232-1950
(Address and telephone number of registrant’s executive office)	(Name, address and telephone number of agent for service)
_________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	5,000,000	$0.10	$500,000	$68.20

[1]	Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

TwoAday Oil, Inc
Shares of Common Stock
5,000,000

This prospectus relates to the offering of up to 5,000,000 shares of common stock of TwoAday Oil, Inc. (the “Company”) in a self-underwritten direct public offering without any participation by underwriters or broker-dealers. The shares will be sold through the efforts of our sole officer and director.

The offering price is $0.10 per share (the “Offering Price”). The offering period will begin on the date this registration statement is declared effective by the Securities and Exchange Commission (the “SEC”) and continue, unless earlier terminated, until 5:00 P.M. Local Time, on December 31st, 2013 (the “Offering Period”). There is no minimum number of shares to be sold under this offering.

We have no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from sales of shares to the public pursuant to this offering will be immediately available to us for our use and retained by us regardless of whether or not there are any additional sales under this offering. You will not have the right to withdraw your funds during the offering.

The proceeds from the sale of the securities will be placed directly into the Company’s account, because we are not a blank check company pursuant to Rule 419 of Regulation C of the Securities Act of 1933. We are not a blank check company because we have a definitive concept and are pursuing a defined business objective

Our common stock is presently not traded on any market or securities exchange. The Company has not engaged any underwriter in connection with the sale of the shares of common stock. Common stock being registered in this registration statement may be sold by the Company at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. The aggregate net proceeds that the Company will receive assuming all shares are sold at a fixed price of $0.10 per share is $500,000. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the 5,000,000 shares.

Our shares are considered penny stock under the Securities and Exchange Act of 1934. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The shares will remain penny stocks for the foreseeable future.

Our common stock will be sold on our behalf by William Hudlow, our sole officer and director. Our officer and director will not receive any commissions or proceeds from the offering for selling shares on our behalf.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our common stock involves risks. See “Risk Factors” starting at page 6.

Offering Price	Expenses	Proceeds to Us

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________________.

SUMMARY OF OUR OFFERING

Our Business

We were incorporated on January 17, 2013. We are a development stage corporation with limited initial funding.   Therefore, development will occur in several phases, as follows:

Phase I-Purchase wells at a cost of $105,000 each and a used drilling rig at $250,000 or less.

Phase II-Begin marketing by placing ads in business publications such as the Wall Street Journal and Barrons.

We have no revenues, have a loss since inception, have minimal operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officer and director to fund operations.

Our mailing address is located at 4828 Park Glen Rd, Minneapolis, MN 55416 and our telephone number is (800) 711-0462. This is donated by Mr. Hudlow our president. We use approximately 100 square feet on a rent free basis. Our registered statutory office is located at 18124 Wedge Pkwy, Ste 1050, Reno, NV 89511.

We have no current plans, proposals or arrangements, written or otherwise, to abandon the exploration of mineral claim and either enter into a different line of business or to complete a business combination transaction with another company.

The Offering

Following is a brief summary of this offering:

Securities being offered	a maximum of 5,000,000 shares of common stock, par value $0.001.
Offering price per share	$0.10
Offering period	The shares are being offered for a period not to exceed 270 days.
Net proceeds to us	Approximately $500,000, assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding before the offering	10,000,000
Number of shares outstanding after the offering if all of the shares are sold	15,000,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

FOR THE PERIOD FROM JANUARY 17, 2013 (INCEPTION) TO JANUARY 31, 2013

ASSETS
Current assets
Cash and cash equivalents	$874

TOTAL ASSETS	$874

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities
Current Liabilities
Accrued expenses	$4,250
Loan payable – related party	10,000
Total Liabilities	14,250

Stockholder’s Deficit
Common stock, $.001 par value, 75,000,000 shares authorized, 10,000 shares issued and outstanding	10
Additional paid in capital	990
Deficit accumulated during the development stage	(14,376)
Total Stockholder’s Deficit	(13,376)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$874

REVENUES	$0

OPERATING EXPENSES
Professional fees	4,250
Consulting fees	10,000
General and administrative	126
TOTAL OPERATING EXPENSES	14,376

NET LOSS BEFORE INCOME TAXES	(14,376)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(14,376)

NET LOSS PER SHARE: BASIC AND DILUTED	$(1.54)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	9,333

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock. We discuss all material risks in the risk factors.

Risks associated with TWOADAY OIL INC

We do not own any interests in any properties.

We do not own any interests in any oil properties. We intend to use the proceeds from this public offering to acquire an interest in one or more oil wells. There is no assurance, however, that we will ever acquire any interest in any properties.

Prices of oil are volatile, and a decline in such prices would adversely affect us.

Global economic conditions, political conditions, and energy conservation have created volatile prices for oil. Oil prices may fluctuate significantly in response to minor changes in supply, demand, market uncertainty, political conditions in oil-producing countries, activities of oil-producing countries to limit production, global economic conditions, weather conditions and other factors that are beyond our control. The prices for domestic oil production have varied substantially over time and may in the future decline, which would adversely affect us. Prices for oil have been and are likely to remain extremely volatile.

Title to our oil wells could be defective in which case we may not own the interests that we believe we do.

It is customary in the oil industry that upon acquiring an interest in a property, that only a preliminary title investigation be done at that time. We intend to follow this custom. If the title to the prospects should prove to be defective, we could lose the costs of acquisition, or incur substantial costs for curative title work.

Operating and environmental hazards could have a negative impact on our operations.

Hazards incident to the operation of oil properties, such as accidental leakage of petroleum liquids and other unforeseen conditions, may be encountered by us if we participate in developing a well and, on occasion, substantial liabilities to third parties or governmental entities may be incurred. We could be subject to liability for pollution and other damages or may lose substantial portions of prospects or producing properties due to hazards which cannot be insured against or which have not been insured against due to prohibitive premium costs or for other reasons. We currently do not maintain any insurance for environmental damages. Governmental regulations relating to environmental matters could also increase the cost of doing business or require alteration or cessation of operations in certain areas.  At this time we will be operating in the State of Wyoming and subject to their rules and regulations.

Oil investments are highly risky, and there is a possibility you will lose all of your investment.

The selection of prospects for oil drilling, ownership and operation of oil wells, and the ownership of non-operating interests in oil properties are highly speculative. There is a possibility you will lose all or substantially all of your investment. We cannot predict whether any prospect will produce oil or commercial quantities of oil, nor can we predict the amount of time it will take to recover any oil we do produce. Drilling activities may be unprofitable, not only from non-productive wells, but from wells that do not produce oil in sufficient quantities or quality to return a profit. Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines. In addition, ground water, various clays, lack of porosity and permeability may hinder, restrict or even make production impractical or impossible.

Increases in drilling costs could impact our profitability.

There has been an increase in recent years in the costs associated with the drilling of oil wells, though the increase in costs has slowed with the recent volatility in the U.S. and global economy. Specifically, the costs of drilling rigs, steel for pipelines, mud and fuel have risen in recent years and may rise again in the future. Such increases could result in limiting our drilling activity.

Competition, market conditions and government regulation may adversely affect us.

A large number of companies and individuals engage in drilling for oil. As a result, there is intense competition for the most desirable prospects. The sale of any oil found and produced will be affected by fluctuating market conditions and regulations, including environmental standards, set by state and federal agencies. Governmental regulations may fix rates of production wells, and the prices for oil produced from the wells may be limited. From time-to-time, a surplus of oil occurs in areas of the United States. The effect of a surplus may be to reduce the price we may receive for our oil production, or to reduce the amount of oil that we may produce and sell.

Environmental hazards and liabilities may adversely affect us.

There are numerous natural hazards involved in the drilling of oil wells, including unexpected or unusual formations, pressures, blowouts involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. There are also hazards involved in the transportation of oil from our wells to market. Such hazards include pipeline leakage and risks associated with the spilling of oil transported via barge instead of pipeline, both of which could result in liabilities associated with environmental cleanup. Uninsured liabilities would reduce the funds available to us and may result in the loss of properties.

We may incur liability for liens against its subcontractors and incur excess costs as a result.

Although we will try to determine the financial condition of nonaffiliated subcontractors, if subcontractors fail to timely pay for materials and services, the properties could be subject to material men’s and workmen’s liens. In that event, we could incur excess costs in discharging the liens.

The production and producing life of wells is uncertain. Production will decline.

It is not possible to predict the life and production of any well. The actual lives could differ significantly from those anticipated. Sufficient oil may not be produced for you to receive a profit or even to recover your initial investment. In addition, production from oil wells, if any, will decline over time, and does not indicate any consistent level of future production. This production decline may be rapid and irregular when compared to a well’s initial production.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history, have never had any revenues, have no current prospects for future revenues, and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated on January 17, 2013 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $13,376. The loss was a result of the issuance of stock and, incorporation, legal and accounting. We have never had any historical revenues and we do not have any current prospects for future revenues. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*	our ability to locate an oil well
*	our ability to drill and complete a producing well
*	our ability to sell the production from our well
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

Because our officer and director has no formal training in financial accounting and management , and is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have one officer and director. He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. While he has no formal training in financial accounting matters, he has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that he will be able to monitor the controls created and will be accurate in assembling and providing information to investors. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

Because we are small and do not have much capital, we may have to limit our drilling activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our drilling activity. As such we may not be able to complete a drilling program that is as thorough as we would like. Further, we have not considered and will not consider any activity beyond our current drilling program until we have completed our first well.

Because our officer and director has other outside business activities and  will only be devoting 30% of his time or approximately twelve hours per week to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because our officer and director has other outside business activities and will only be devoting 30% of his time or twelve hours per week to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, exploration of the property may be periodically interrupted or suspended.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. We will cease to be an emerging growth company as described in the following risk factor. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

While we currently qualify as an “emerging growth company” under the Jobs Act, we will lose that status at the latest by the end of 2017, which will increase the costs and demands placed upon management.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million.

Because our common stock is not registered under the Securities Exchange Act of 1934, as amended, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Securities Exchange Act of 1934, as amended. In addition our reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of May 10, 2013, we have less than 40 shareholders of record). As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file. Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Risks associated with this offering:

Because our sole officer and director will own more than 50% of the outstanding shares after this offering, he will be able to decide who will be directors and you may not be able to elect any directors.

Even if we sell all 5,000,000 shares of common stock in this offering, our officer and director will still own 10,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, our officer and director will be able to elect all of our directors and control our operations.

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Because our officer and director is risking a small amount of capital and property, while you on the other hand are risking up to $500,000, as an equity investment, if we fail, you will absorb most of the loss.

Our officer and director will receive a substantial benefit from your investment. They provided services and supplied the property, paid expenses and advanced cash all of which totaled $1,000. You on the other hand, will be providing all of the cash, through your equity investment, for our operations. As a result, if we cease operations for any reason, you will lose your investment. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

Because there is no escrow, trust or similar account, your subscription could be seized by creditors or by a trustee in bankruptcy. If that occurs, you will lose your investment.

There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.

Because our common stock is a “penny stock,” investors may not be able to resell their shares and will have access to limited information about us.

Our common stock is defined as a “penny stock,” under the Securities Exchange Act of 1934, and its rules. Because our common stock is a “penny stock,” investors may be unable to resell their shares. This is because the Securities Exchange Act of 1934 and the penny stock rules impose additional sales practice and disclosure requirements on broker/dealers who sell our securities to persons other than accredited investors. As a result, fewer broker/dealers are willing to make a market in our common stock and investors may not be able to resell their shares. Further, news coverage regarding penny stock is extremely limited, if non-existent. As a result, investors only information will be from reports filed with the Securities and Exchange Commission.

USE OF PROCEEDS

Our offering is being made on a direct public offering, without any involvement of underwriters or broker-dealers. The table below sets forth the use of proceeds if $100,000, $150,000 or $500,000 of the offering is sold.

	$100,000	$150,000	$500,000

Gross proceeds	$100,000	$150,000	$500,000
Offering expenses	$40,000	$40,000	$40,000
Net proceeds	$60,000	$110,000	$460,000

The net proceeds will be used as follows:

Acquisition of wells		$0		$105,000		$420,000
Working Capital		$60,000		$5,000		$40,000
Drilling		$0	$		$
Completion		$0		$0		$0
Plugging	$			$0		$0
Engineering		$0		$0		$0
Utilities		$0		$0		$0
Administrative	$		$		$

Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $500,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

* our lack of operating history;
* the proceeds to be raised by the offering; the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders; and,
* our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of May 15, 2013, the net tangible book value of our shares of common stock was $(9,333) or approximately $(0.0009) per share based upon 10,000,000 shares outstanding.

If 5,000,000 Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 15,000,000 shares to be outstanding will be $485,750 or approximately $0.03238 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.3247 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.03238 per share.

After completion of this offering, if 5,000,000 shares are sold, you will own approximately 33.33% of the total number of shares then outstanding for which you will have made a cash investment of $500,000, or $0.10 per share. Our existing stockholders will own approximately 66.67% of the total number of shares then outstanding, for which they made contributions of cash totaling $1,000 or approximately $0.0010 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all 5,000,000 Shares are Sold:

Price per share	$0.10
Net tangible book value per share before offering	$(0.0009)
Potential gain to existing shareholders	$0.3247
Net tangible book value per share after offering	$0.0323
Capital contributions	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering assuming the sale of the maximum number of shares	15,000,000
Percentage of ownership after offering	66.67%

Purchasers of Shares in this Offering if all 5,000,000 Shares are Sold:

Price per share	$0.10
Dilution per share	$0.0392
Capital contributions	$500,000
Number of shares after offering held by public investors	5,000,000
Percentage of capital contributions by existing shareholders	1.96%
Percentage of capital contributions by new investors	98.04%
Percentage of ownership after offering	33.33%

Purchasers of Shares in this Offering if 3,000,000 Shares Sold:

Price per share	$0.10
Dilution per share	$0.0422
Capital contributions	$300,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholders	3.22%
Percentage of capital contributions by new investors	96.78%
Percentage of ownership after offering	23.08%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 5,000,000 shares of common stock on a self-underwritten best efforts basis   The offering price is $0.10 per share   There is no escrow, trust or similar account.  Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment. Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment,

We will sell the shares in this offering through William Hudlow our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Hudlow is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. She will not participate in selling and offering securities for any issuer more than once every twelve months.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are “penny stocks” covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Again, the application of the penny stock rules may affect your ability to resell your shares. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 270 days, unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “TWOADAY OIL INC”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

We are a start-up, development stage corporation and have not yet generated or realized any revenues from our business operations. An exploration stage corporation is one engaged in the search for oil and gas reserves which are not in either the development or production stage.

Milestones

The following are our milestones:

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are a development stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of the property, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must find oil in paying quantities. We are seeking equity financing to provide for the capital required to purchase one or two wells.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find oil, we will attempt to raise additional money through a subsequent private placement, public offering or through loans to purchase additional wells. To do so, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can’t raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.  Other than as described in this paragraph, we have no other financing plans.

As of January 31, 2013 our total assets were $874 and our total liabilities were $14,250.

BUSINESS

General

We are a start-up stage company formed under the laws of the State of Nevada on January 17, 2013, for the purpose of purchasing, developing and operating small volume oil wells that produce at least two barrels of oil per day.

It is anticipated that all prospects will be evaluated utilizing data provided to us, including well logs, production records and others’ wells, seismic, geological and geophysical information, and such other information as may be available and useful. In addition, prospects will be evaluated by petroleum engineers, geophysicists, and other technical consultants retained by us.

Regardless of drilling location, we will evaluate all prospective acquisitions on the basis of their oil producing potential. We will target properties that we believe have multi-pay horizons, predictable costs, and quick pipeline hookups. We seek properties that are within or offsetting proven producing oil fields and that have the potential, if successful, to generate cash distributions to our investors equal to 100% of their capital contributions within three years after the end of the offering period.

Prospects will be acquired pursuant to an arrangement in which we will acquire part of the working interest. For purposes of this prospectus, a working interest includes any interest, which is subject to some portion of the costs of development, operation or maintenance. This working interest will be subject to landowners’ royalty interests and other royalty interests payable to unaffiliated third parties in varying amounts. We may acquire less than 100% of the working interest in each prospect in which we participate. We may sell or otherwise dispose of prospect interests or may retain a working interest in the prospects and participate in the drilling and development of the prospect.

In acquiring interests in leases, we may pay such consideration and make such contractual commitments and agreements as we deem fair, reasonable and appropriate. For purposes of this prospectus, the term “lease” means any full or partial interest in:

*	undeveloped oil leases;
*	oil mineral rights;
*	licenses;
*	concessions;
*	contracts;
*	fee rights; or
*	other rights authorizing the owner to drill for, reduce to possession and produce oil

We will acquire the leases and interests in the leases to be developed by us. The actual number, identity and percentage of working interests or other interests in prospects to be acquired will depend upon, among other things, the total amount of capital contributions, the latest geological and geophysical data, potential title or spacing problems, availability and price of drilling services, tubular goods and services, approvals by federal and state departments or agencies, agreements with other working interest owners in the prospects, farm-ins, and continuing review of other prospects that may be available.

Title to Properties

We will own the leasehold interest in the lease. Investors must rely on us to use our best judgment to obtain appropriate title to leases. We will take such steps as we deem necessary to assure that title to leases is acceptable for our purposes. We are free, however, to use our judgment in waiving title requirements if it is in our best interests and will not be liable for any failure of title to leases we acquire, unless such mistakes were made in a manner not in accordance with general industry standards in the geographic area and such mistakes were the result of our negligence. Further, we will not make any warranties as to the validity or merchantability of titles to any leases to be acquired by us.

Drilling and Completion Phase

We will enter into an agreement with a drilling contractor to drill wells on our lease. Assuming we are successful and complete a producing oil well, we will retain an operator engaged to conduct and direct and have full control of all operations on the lease, post completion of the well. A completed well is one that is producing oil in paying quantities. We also may act as our own operator. If we do not act as our own operator, the operator we retain will be a non-affiliate and its fees will not exceed the competitive rate in the area, during the drilling and production phases of operations.

The operator’s duties include testing formations during drilling, and completing the wells by installing such surface and well equipment, gathering pipelines, heaters, separators, etc., as are necessary and normal in the area in which the prospect is located. We will pay the drilling and completion costs of the operator as incurred, except that we are permitted to make advance payments to the operator where necessary to secure drilling rigs, drilling equipment and for other similar purposes in connection with the drilling operations. If the operator determines that the well is not likely to produce oil in commercial quantities, the operator will plug and abandon the well in accordance with applicable regulations.

After drilling, the operator will complete each well deemed by it to be capable of production of oil in commercial quantities. The depths and formations to be encountered in each well is unknown. We will monitor the performance and activities of the operator.

Production Phase of Operations

General.  Once a well is “completed” such that all surface equipment necessary to control the flow of or to shut down, a well has been installed, including the gathering pipeline, production operations will commence. We will be responsible for selling oil production. We will attempt to sell the oil from a prospect on a competitive basis at the best available terms and prices. Domestic sales of oil will be at fair market prices. We will not make any commitment of future production that does not primarily benefit us.

We may sell oil production to marketers, refineries, foreign governmental agencies, industrial users, interstate pipelines or local utilities. Revenues from production will be received directly from these parties or paid to us.

Oil production in Wyoming, areas in which we may conduct drilling activities, is a mature industry with numerous pipeline companies and potential purchasers of oil. Because of competition among these purchasers for output from oil producers, we generally will not enter into long term contracts for the purchase of production.

As a result of effects of weather on costs, results may be affected by seasonal factors. In addition, both sales volumes and prices tend to be affected by demand factors with a significant seasonal component.

Expenditure of Production Revenues. Our share of production revenue from a given well will be burdened by and/or subject to royalties and overriding royalties, monthly operating charges, and other operating costs. These items of expenditure involve amounts payable solely out of, or expenses incurred solely by reason of, production operations. We intend to deduct operating expenses from the production revenue for the corresponding period.

Competition

There are a large number of oil companies in the United States. Competition is strong among persons and companies involved in the exploration for and production of oil. We expect to encounter strong competition at every phase of business. We will be competing with entities having financial resources and staffs substantially larger than those available to us.

Prices of crude oil are not currently regulated and are generally determined by competitive forces.

There will be competition among operators for drilling equipment, goods, and drilling crews. Such competition may affect our ability to acquire leases suitable for development and to expeditiously develop such leases once they are acquired.

Geological and Geophysical Techniques

We may engage detailed geological interpretation combined with advanced seismic exploration techniques to identify the most promising leases.

Geological interpretation is based upon data recovered from existing oil wells in an area and other sources. Such information is either purchased from the company that drilled the wells or becomes public knowledge through state agencies after a period of years. Through analysis of rock types, fossils and the electrical and chemical characteristics of rocks from existing wells, we can construct a picture of rock layers in the area. We will have access to the well logs and decline curves from existing operating wells. Well logs allow us to calculate an original oil volume in place while decline curves from production history allow us to calculate remaining proved producing reserves. We have not purchased, leased, or entered into any agreements to purchase or lease any of the equipment necessary to conduct the geological or geophysical testing referred to herein and will only be able to do so upon raising additional capital through loans or the sale of equity securities.

Market for Oil Production

The market for oil production is regulated by both the state and federal governments. The overall market is mature; all producers in a producing region will receive the same price. The major oil companies will purchase all crude oil offered for sale at posted field prices. There are price adjustments for quality difference from the Benchmark. Benchmark is Saudi Arabian light crude oil employed as the standard on which OPEC price changes have been based. Quality variances from Benchmark crude results in lower prices being paid for the variant oil. Oil sales are normally contracted with a purchaser or gatherer as it is known in the industry who will pick-up the oil at the well site. In some instances there may be deductions for transportation from the well head to the sales point. At this time the majority of crude oil purchasers do not charge transportation fees, unless the well is outside their service area. The service area is a geographical area in which the purchaser of crude oil will not charge a fee for picking up the oil. The purchaser or oil gatherer as it is called within the oil industry will usually handle all check disbursements to both the working interest and royalty owners. We will be a working interest owner. By being a working interest owner, we are responsible for the payment of our proportionate share of the operating expenses of the well. Royalty owners and over-riding royalty owners receive a percentage of gross oil production for the particular lease and are not obligated in any manner whatsoever to pay for the costs of operating the lease. Therefore, we, in most instances, will be paying the expenses for the oil and gas revenues paid to the royalty and over-riding royalty interests.

The marketing of any oil produced by us will be affected by a number of factors that are beyond our control and whose exact effect cannot be accurately predicted. These factors include:

*	the amount of crude oil imports;
*	the availability, proximity and cost of adequate pipeline and other transportation facilities;
*	the success of efforts to market competitive fuels, such as coal and nuclear energy and the growth and/or success of alternative energy sources such as wind power;

*	the effect of United States and state regulation of production, refining, transportation and sales;
*	the laws of foreign jurisdictions and the laws and regulations affecting foreign markets;
*	other matters affecting the availability of a ready market, such as fluctuating supply and demand; and
*	general economic conditions in the United States and around the world.

The supply and demand balance of crude oil in world markets has caused significant variations in the prices of these products over recent years.

Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time with the intent of affecting the current global supply of crude oil and maintaining, lowering or increasing certain price levels. We are unable to predict what effect, if any, such actions will have on both the price and volume of crude oil sales from the wells.

Regulation

Our operations will be affected from time to time in varying degrees by domestic and foreign political developments, federal and state laws.

Production. In most areas of operations within the United States the production of oil is regulated by state agencies that set allowable rates of production and otherwise control the conduct of oil and natural gas operations. Among the ways that states control production is through regulations that establish the spacing of wells or in some instances may limit the number of days in a given month during which a well can produce.

Environmental. Our drilling and production operations will also be subject to environmental protection regulations established by federal, state, and local agencies that in turn may necessitate significant capital outlays that would materially affect the financial position and our business operations. These regulations, enacted to protect against waste, conserve natural resources and prevent pollution, could necessitate spending funds on environmental protection measures, rather than on drilling operations. If any penalties or prohibitions were imposed for violating such regulations, our operations could be adversely affected.

Proposed Regulation. Various legislative proposals are being considered in Congress and in the legislatures of various states, which, if enacted, may significantly and adversely affect the petroleum industry. Such proposals involve, among other things, the imposition of land use controls, such as prohibiting drilling activities on certain federal and state lands in protected areas, as well as other measures. At the present time, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have on our operations. On December 19, 2007, President Bush signed into law the Energy Independence and Security Act (“EISA”), a law targeted at reducing national demand for oil and increasing the supply of alternative fuel sources. While EISA does not appear to directly impact on our operations or cost of doing business, its impact on the oil industry in general is uncertain. No prediction can be made as to what additional legislation may be proposed, if any, affecting the competitive status of an oil producer, restricting the prices at which a producer may sell its oil or the market demand for oil nor can it be predicted which proposals, including those presently under consideration, if any, might be enacted, nor when any such proposals, if enacted, might become effective.

The Kyoto Protocol to the United Nations Framework Convention on Climate Change became effective in February 2005 (the “Protocol”). Under the Protocol, participating nations are required to implement programs to reduce emissions of certain gases, generally referred to as greenhouse gases that are suspected of contributing to global warming. The United States is not currently a participant in the Protocol. However, the U.S. Congress is considering proposed legislation directed at reducing greenhouse gas emissions. In addition, there has been support in various regions of the country for legislation that requires reductions in greenhouse gas emissions, and some states have already adopted legislation addressing greenhouse gas emissions from various sources, primarily power plants. The oil industry is a direct source of certain greenhouse gas emissions, namely carbon dioxide and methane, and future restrictions on such emissions could impact our operations. At this time, it is not possible to accurately estimate how potential future laws or regulations addressing greenhouse gas emissions would impact our business.

Acquisition of Possible Future Wells

Subject to being successful in drilling, completing, and bringing into production our initial well, we intend to, in the future, to acquire additional producing and non-producing properties. The acquisition process may be lengthy because of the amount of investigation which will be required prior to submitting a bid to a major oil company. Currently, we are not engaged in any bidding process and will not be engaged in such unless our initial business activities are successful. Verification of each property and the overall acquisition process can be divided into three phases, as follows:

Phase 1. Field identification. In some instances the seller will have a formal divestiture department that will provide a sales catalog of wells which will be available for sale. Review of the technical filings made to the states along with a review of the regional geological relationships, released well data and the production history for each lease will be utilized. In addition a review of the proprietary technical data in the sellers office will be made and calculation of a bid price for the field. We believe that the estimated cost of Phase 1 for one property will be approximately $5,000.

Phase 2. Submission of the Bid. Each bid will be made subject to further verification of production capacity, equipment condition and status, and title. We believe that the estimated cost of Phase 2 for one property will be approximately $50,000.

Phase 3. Closing. Final price negotiation will take place. Cash transfer and issuance of title opinions. Tank gauging and execution of transfer orders. The cost of Phase 3 cannot be estimated at this time and is entirely dependent upon negotiations with the seller and the seller’s offering price for the property.

After closing has occurred, the newly acquired property will be turned over to us for possible work-overs or operational changes which will in our estimation increase each well’s production.

In connection with the acquisition of an oil well for work-over operations, we will only do so if we can acquire 100% ownership of the working-interest and surface production equipment facilities with only minor expenses.

Several major oil companies have recently placed numerous oil properties out for competitive bidding. We currently do not have sufficient revenues or funds available to us to make a bid for such properties. We have not initiated a search for additional leases and do not intend to do so until we raise additional capital. We believe that it is not an efficient use of time to search for additional prospects when we do not have sufficient capital to acquire and develop additional wells. We intend to raise additional capital through loans or the sale of equity securities in order to have sufficient funds to make a bid for such properties. There is no assurance that we will ever raise such additional capital and if we are unable to raise such capital, we may have to cease operations.

At the present time, we have not identified any specific oil which we intend to acquire other than we intend to acquire properties in Wyoming.

Transportation and Production

Transportation and Sale of Oil We can make sales of oil at market prices which are not subject to price controls at this time. The price that we receive from the sale of these products is affected by our ability to transport and the cost of transporting these products to market.

Effective as of January 1, 1995, the FERC implemented regulations establishing an indexing system for transportation rates for oil. These regulations could increase the cost of transporting oil to the purchaser. We do not believe that these regulations will affect it any differently than other oil producers and marketers with which it competes with.

Regulation of Drilling and Production. Our proposed drilling and production operations are subject to regulation under a wide range of state and federal statutes, rules, orders and regulations. Among other matters, these statutes and regulations govern:

-	the amounts and types of substances and materials that may be released into the environment,
-	the discharge and disposition of waste materials,
-	the reclamation and abandonment of wells and facility sites, and
-	the remediation of contaminated sites,

and require:

-	permits for drilling operations,
-	drilling bonds, and
-	reports concerning operations.

Environmental Regulations

General. Our operations are affected by the various state, local and federal environmental laws and regulations, including the:

-	Clean Air Act,
-	Oil Pollution Act of 1990,
-	Federal Water Pollution Control Act,
-	Resource Conservation and Recovery Act (“RCRA”),
-	Toxic Substances Control Act, and
-	Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”).

these laws and regulations govern the discharge of materials into the environment or the disposal of waste materials, or otherwise relate to the protection of the environment. In particular, the following activities are subject to stringent environmental regulations:

-	drilling,
-	development and production operations,
-	activities in connection with storage and transportation of oil and other liquid hydrocarbons, and
-	use of facilities for treating, processing or otherwise handling hydrocarbons and wastes.

Violations are subject to reporting requirements, civil penalties and criminal sanctions. As with the industry generally, compliance with existing regulations increases our overall cost of business. The increased costs cannot be easily determined. Such areas affected include:

-	unit production expenses primarily related to the control and limitation of air emissions and the disposal of produced water,
-
capital costs to drill exploration and development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and natural gas exploration wastes, and

-	capital costs to construct, maintain and upgrade equipment and facilities and remediate, plug and abandon inactive well sites and pits.

Environmental regulations historically have been subject to frequent change by regulatory authorities. Therefore, we are unable to predict the ongoing cost of compliance with these laws and regulations or the future impact of such regulations on its operations. However, we do not believe that changes to these regulations will have a significant negative effect

A discharge of hydrocarbons or hazardous substances into the environment could subject us to substantial expense, including both the cost to comply with applicable regulations pertaining to the clean-up of releases of hazardous substances into the environment and claims by neighboring landowners and other third parties for personal injury and property damage. We do not maintain insurance for protection against certain types of environmental liabilities.

The Clean Air Act requires or will require most industrial operations in the United States to incur capital expenditures in order to meet air emission control standards developed by the EPA and state environmental agencies. Although no assurances can be given, we believes the Clean Air Act requirements will not have a material adverse effect on our financial condition or results of operations.

RCRA is the principal federal statute governing the treatment, storage and disposal of hazardous wastes. RCRA imposes stringent operating requirements, and liability for failure to meet such requirements, on a person who is either:

-	a “generator” or “transporter” of hazardous waste, or
-	an “owner” or “operator” of a hazardous waste treatment, storage or disposal facility.

At present, RCRA includes a statutory exemption that allows oil  exploration and production wastes to be classified as non-hazardous waste. As a result, we will not be subject to many of RCRA’s requirements because its operations will probably generate minimal quantities of hazardous wastes.

CERCLA, also known as “Superfund”, imposes liability, without regard to fault or the legality of the original act, on certain classes of persons that contributed to the release of a “hazardous substance” into the environment. These persons include:

-	the “owner” or “operator” of the site where hazardous substances have been released, and
-	companies that disposed or arranged for the disposal of the hazardous substances found at the site.

CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. In the course of our ordinary operations, we could generate waste that may fall within CERCLA’s definition of a “hazardous substance”. As a result, We may be liable under CERCLA or under analogous state laws for all or part of the costs required to clean up sites at which such wastes have been disposed.

Under such law we could be required to:

-	remove or remediate previously disposed wastes, including wastes disposed of or released by prior owners or operators,
-	clean up contaminated property, including contaminated groundwater, or
-	perform remedial plugging operations to prevent future contamination.

We could also be subject to other damage claims by governmental authorities or third parties related to such contamination.

While the foregoing regulations appear extensive, we believe that because it will initially be drilling and operating one oil well, compliance with the foregoing regulations will not have any material adverse affect upon us. Further, we believe we will only spend minimal amounts of money to comply therewith in connection with its one proposed well.

Company’s Office

The Company’s offices are located at 4828 Park Glen Rd, Minneapolis, MN 55416 and our telephone number is (800) 711-0462.  We use approximately 100 square feet on a rent free basis.

Employees

The Company is a development stage company and currently has no employees other than its sole Officer and Director.

MANAGEMENT

Officers and Directors

Our directors serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address	Age	Position(s)

William Hudlow	64	President, Principal Executive Officer, Principal Accounting Officer, Secretary Principal Financial

The people named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

President/CEO William Hudlow, age 64.  Owner of Hampshire Labs, Inc. a direct mail order company located in Minneapolis MN.

During the past ten years, Mr. Hudlow has not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflicts of Interest

We believe Mr. Hudlow will not be subject to conflicts of interest, since we will not acquire any additional properties which Mr. Hudlow owns any interest, directly or indirectly. No policy has been implemented or will be implemented to address conflicts of interest.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers for the last two fiscal years.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Position	Year	($)	($)	($)	($)	(S)	($)	($)	($)

William Hudlow	2013	0	0	0	0	0	0	0	0
President, Secretary,
CEO & CFO
Treasurer

As of the date hereof, we have not entered into an employment contract with our sole officer and do not intend to enter into any employment contracts until such time as it profitable to do so.

As of May 10, 2013 we have not paid any compensation to our officer.

The following table sets forth information with respect to compensation paid by us to our directors during the last completed fiscal year. Our fiscal year end is December 31.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

William Hudlow	0	0	0	0	0	0	0
	0	0	0	0	0	0	0

All compensation received by our officer and director has been disclosed.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officer and director.

We have no plans to pay any salaries to anyone until oil is discovered and we begin selling the same.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares.

			Percentage of
		Number of Shares	Ownership
	Number of	After Offering	After the Offering
Name and Address	Shares Before	Assuming all of the	Assuming all of the
Beneficial Ownership [1]	The Offering	Shares are Sold	Shares are Sold

William Hudlow 4828 Park Glen Rd Minneapolis, MN 55416	10,000,000	15,000,000	67%

All Officers and Directors	10,000,000	15,000,000	67%

[1]	The people named above are “promoters” as defined in the Securities Exchange Act of 1934. Mr. Hudlow is our only promoter.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our present stockholders will own approximately 71.42% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. We intend to seek properties that are within or offsetting proven producing oil and natural gas fields and that have the potential, if successful, to generate cash distributions to our investors equal to 100% of their capital contributions within three years after the end of the offering period.

Preferred Stock

None Authorized

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we conduct business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities will be West Coast Stock Transfer, San Diego, CA.

We use approximately 100 square feet of space at Mr. Hudlow’s  office for our operations on a rent free basis.

Mr. Hudlow is our only promoter. He will not receive anything of value from us, directly or indirectly, in his capacity as promoters other than as disclosed in this prospectus.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our audited financial statements for the period from inception January 17, 2013 to January 31, 2013 as set forth in its report included in this prospectus Silberstein Ungar, PLLC CPA’S its report is given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Novi & Wilkin, Reno, NV has passed on the legality of the shares of common stock being sold in this offering.

FINANCIAL STATEMENTS

Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis. The financial statements will be audited by Silberstein Ungar, PLLC CPA’s.

Our audited financial statements from inception to January 31, 2013, immediately follow:

TWOADAY OIL, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JANUARY 31, 2013

TWOADAY OIL, INC.

(A DEVELOPMENT STAGE COMPANY)

JANUARY 31, 2013

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
TwoAday Oil, Inc.
Minneapolis, MN

We have audited the accompanying balance sheet of TwoAday Oil, Inc. (the “Company”) as of January 31, 2013 and the related statements of operations, stockholder’s deficit, and cash flows for the period from January 17, 2013 (Date of Inception) through January 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TwoAday Oil, Inc. as of January 31, 2013 and the results of its operations and its cash flows for the period from January 17, 2013 (Date of Inception) through January 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
      Silberstein Ungar, PLLC
Bingham Farms, Michigan
March 18, 2013

TWOADAY OIL, INC.
 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF JANUARY 31, 2013

ASSETS
Current assets
Cash and cash equivalents	$874

TOTAL ASSETS	$874

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities
Current Liabilities
Accrued expenses	$4,250
Loan payable – related party	10,000
Total Liabilities	14,250

Stockholder’s Deficit
Common stock, $.001 par value, 75,000,000 shares authorized, 10,000 shares issued and outstanding	10
Additional paid in capital	990
Deficit accumulated during the development stage	(14,376)
Total Stockholder’s Deficit	(13,376)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$874

See accompanying notes to financial statements.

TWOADAY OIL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 17, 2013 (INCEPTION) TO JANUARY 31, 2013

REVENUES	$0

OPERATING EXPENSES
Professional fees	4,250
Consulting fees	10,000
General and administrative	126
TOTAL OPERATING EXPENSES	14,376

NET LOSS BEFORE INCOME TAXES	(14,376)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(14,376)

NET LOSS PER SHARE: BASIC AND DILUTED	$(1.54)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	9,333

See accompanying notes to financial statements.

TWOADAY OIL, INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER’S DEFICIT
FOR THE PERIOD FROM JANUARY 17, 2013 (INCEPTION) TO JANUARY 31, 2013

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Inception, January 17, 2013	-	$-	$-	$-	$-

Issuance of common stock for cash at $0.10 per share	10,000	10	990	-	1,000

Net loss for the period from January 17, 2013 (inception) to January 31, 2013	-	-	-	(14,376)	(14,376)

Balance, January 31, 2013	10,000	$10	$990	$(14,376)	$(13,376)

See accompanying notes to financial statements.

TWOADAY OIL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 17, 2013 (INCEPTION) TO JANUARY 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(14,376)
Changes in assets and liabilities:
Increase in accrued expenses	4,250
Net Cash Used in Operating Activities	(10,126)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable – related party	10,000
Proceeds from sale of common stock	1,000
Net Cash Provided by Financing Activities	11,000

Net Increase in Cash and Cash Equivalents	874
Cash and cash equivalents, beginning of period	0
Cash and cash equivalents, end of period	$874

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

TWOADAY OIL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

TwoAday Oil, Inc. (“the Company” or “TwoAday”) was incorporated under the laws of the State of Nevada on January 17, 2013. The Company will generate revenue by targeting the niche market of small volume oil wells that produce at least two barrels of oil per day. Higher oil prices and hydraulic fracking now make these low volume wells profitable. TwoAday plans to generate revenue in three ways: By owning wells and selling the oil; By purchasing a drilling rig and other equipment and doing contract drilling; By marketing and selling wells to individual investors.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.  The Company has adopted a January 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company had $874 of cash as of January 31, 2013.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accrued expenses and a loan payable due to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

TWOADAY OIL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2013.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

TwoAday does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses since inception resulting in an accumulated deficit of $14,376 as of January 31, 2013 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors, and sales of common stock.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses at January 31, 2013 of $4,250 consisted of amounts owed to the Company’s outside independent auditors for services rendered for the period reported on in these financial statements.

TWOADAY OIL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2013

NOTE 4 – LOAN PAYABLE – RELATED PARTY

An officer and shareholder loaned $10,000 to the Company during the period ended January 31, 2013.  The loan is unsecured, non-interest bearing and due on demand. The total due to the officer and shareholder was $10,000 as of January 31, 2013.

NOTE 5 – CAPITAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $ 0.001 per share.

On January 18, 2013, the Company issued 10,000 shares of its common stock at $0.10 per share for cash proceeds of $1,000.

There were 10,000 shares of common stock issued and outstanding as of January 31, 2013.

NOTE 6 – COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

The Company has signed an agreement with a consultant to assist in the registration process.  The terms of the contract required a $10,000 payment upon signing of the contract with the balance of $15,000 due and payable once the Company receives their trading symbol from FINRA.

NOTE 7 – INCOME TAXES

As of January 31, 2013, the Company had net operating loss carry forwards of approximately $14,400 that may be available to reduce future years’ taxable income in varying amounts through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following for the period ended January 31, 2013:

2013
Federal income tax benefit attributable to:
Current Operations	$4,900
Less: valuation allowance	(4,900)
Net provision for Federal income taxes	$0

TWOADAY OIL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2013

NOTE 8 – INCOME TAXES (CONTINUED)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of January 31, 2013:

2013
Deferred tax asset attributable to:
Net operating loss carryover	$4,900
Less: valuation allowance	(4,900)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $14,400 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to January 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Until ________________, 2013, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$22.92
Printing Expenses	1,000.00
Accounting Fees and Expenses	12,250.00
Legal Fees and Expenses	25,000.00
Blue Sky Fees/Expenses	727.08
Transfer Agent Fees	1,000.00
TOTAL	$40,000.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Section 4 of our Articles of Incorporation filed as Exhibit 3.1 to this registration statement.

2. Article IX of our Bylaws filed as Exhibit 3.2 to this registration statement.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

William Hudlow c/o TwoaDay Oil	January 18 ,2013	10,000	$.10 per share

We issued the foregoing restricted shares of common stock to William Hudlow our sole officer and directors pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Mr. Hudlow was supplied with the same information that could be found in a Form S-1 registration statement and is a sophisticated investor.

ITEM 16. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
5.1	Opinion of The Law Office of Novi & Wilkin regarding the legality of the securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Novi & Wilkin (incorporated in Exhibit 5.1)
99.1	Subscription Agreement.

ITEM 17. UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	include any additional or changed material information with respect to the plan of distribution.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form S-1 Registration Statement and has duly caused to this amended Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minneapolis, MN on this14th day of June, 2013.

TWOADAY OIL INC

BY:	William Hudlow
William Hudlow
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Treasurer and a member of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this amended Form S-1 Registration Statement has been signed by the above persons in the capacities and on the dates indicated: